UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2015

DESTINATION MATERNITY CORPORATION

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

456 North 5th Street Philadelphia, PA 19123
(Address of Principal Executive Offices)

(215) 873-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Compensatory Arrangements of Certain Officers

On April 1, 2015, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Destination Maternity Corporation (the “Company”) established the performance goals for the award of performance-based restricted stock units (“RSUs”) under the Amended and Restated Destination Maternity Corporation 2005 Equity Incentive Plan (the “EIP”) for each of the named executive officers of the Company (each an “Executive”). The RSUs earned by an Executive, if any, will be based on specified levels of the Company’s cumulative Adjusted EBITDA, as reflected in the Company’s financials (“Adjusted EBITDA”), with respect to the Company’s 2015 fiscal year through and including the Company’s 2017 fiscal year (the “Performance Period”) and will generally be further contingent on the Executive’s continued employment with the Company through the date on which the shares in respect of these RSUs, if any, are issued following the end of the Performance Period.

For this purpose, the Committee determined that Adjusted EBITDA shall mean the Company’s earnings before interest, taxes, depreciation and amortization, as reflected in the Company’s financials, adjusted to exclude the impact of (a) loss on impairment of tangible or intangible assets; (b) gain or loss on disposal of assets; (c) gain or loss from the early extinguishment, redemption or repurchase of debt, (d) stock-based compensation expense, (e) the impact of any changes to accounting principles that become effective during the Performance Period, and (f) any expenses incurred by the Company in connection with certain extraordinary, unusual or infrequently occurring events reported in the Company’s public filings (which includes any expenses incurred by the Company in connection with the relocation of its corporate headquarters and distribution center facilities).

The following table sets forth the threshold, target and maximum RSUs earned by an Executive upon achievement of the specified levels of cumulative Adjusted EBITDA:

Executive	Threshold	Target	Maximum
Anthony M. Romano	9,592 RSUs	19,183 RSUs	28,775 RSUs
Christopher F. Daniel	5,523 RSUs	11,045 RSUs	16,568 RSUs
Judd P. Tirnauer	4,069 RSUs	8,138 RSUs	12,207 RSUs
Ronald J. Masciantonio	4,069 RSUs	8,138 RSUs	12,207 RSUs

The Committee will interpolate to determine the RSUs earned for all levels of cumulative Adjusted EBITDA above the Threshold Level but below the Maximum Level.

If a “Change in Control” (as such term is defined in the EIP) occurs during the Performance Period and during the Executive’s employment with the Company, the Executive’s RSUs will be earned at the Target Level (as set forth above). Additionally, if an Executive’s employment with the Company is terminated prior to distribution of shares of Company stock in respect of earned RSUs (i) due to the Executive’s death, (ii) due to the Executive becoming “Disabled” (as such term is defined in the EIP), (iii) by the Company without “Cause” or (iv) by the Executive for “Good Reason” (as such terms are defined in the employment agreement between the Company and the Executive), then notwithstanding such termination of employment, the Executive will receive shares in respect of the number of the RSUs that are otherwise earned at the end of the Performance Period based on the actual performance of the Company, pro-rated for the number of days the Executive was employed during the Performance Period.

Any dividends declared on the shares of Company stock underlying the RSUs will be credited as additional RSUs based on the fair market value of the Company stock on the dividend record date. Those additional RSUs will be earned, if at all, on the same terms as the original RSUs.

The form of RSU Award Agreement is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

The following exhibits are filed or furnished with this Form 8-K:

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement under the Company’s 2005 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: April 3, 2015	DESTINATION MATERNITY CORPORATION

	By:	/s/ Judd P. Tirnauer
Judd P. Tirnauer
Executive Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement under the Company’s 2005 Equity Incentive Plan